Exhibit 5.1

CONYERS DILL & PEARMAN
29th Floor
One Exchange Square
8 Connaught Place
Central
Hong Kong
T +852 2524 7106 | F +852 2845 9268

conyers.com

8 September 2025

Matter No. 1007509/111183474

852 2842 9530

Richard.Hall@conyers.com

Fitness Fanatics Limited

Cricket Square, Hutchins Drive

P.O. Box 2681

Grand Cayman, KY1-1111

Cayman Islands

Dear Sir/Madam,

Re: Fitness Fanatics Limited (the “Company”)

We have acted as special Cayman Islands legal counsel to the Company in connection with a registration statement on form F-1 initially filed with the U.S. Securities and Exchange Commission (the “Commission”) on or about the date hereof as amended (the “Registration Statement”, which term does not include any other document or agreement whether or not specifically referred to therein or attached as an exhibit or schedule thereto), relating to the registration under the U.S. Securities Act of 1933, as amended, (the “Securities Act”) of class A ordinary shares par value US$0.000025 each (the “Class A Ordinary Shares”) of the Company. The Registration Statement contains a prospectus to be used for the public offering by (a) the Company of up to 1,400,000 Class A Ordinary Shares (the “IPO Shares”), and (b) Hintech Solutions Limited of up to 600,000 Class A Ordinary Shares.

1.	DOCUMENTS REVIEWED

For the purposes of giving this opinion, we have examined a copy of the Registration Statement.

We have also reviewed copies of:

1.1.	the memorandum and articles of association of the Company certified by the Secretary of the Company on 8 September 2025 (the “Listing M&As”);

1.2.	written resolutions of the sole director of the Company dated 4 September 2025 (the “Resolutions”);

1.3.	the register of members of the Company certified by the secretary of the Company on 8 September 2025; and

1.4.	such other documents and made such enquiries as to questions of law as we have deemed necessary in order to render the opinion set forth below.

Partners: Piers J. Alexander, Crystal C. Au-Yeung, Christopher W. H. Bickley, Peter H. Y. Ch’ng, Anna W. T. Chong, Angie Y. Y. Chu, Vivien C. S. Fung, Richard J. Hall, Norman Hau, Wynne Lau, Ryan A. McConvey, Teresa F. Tsai, Flora K. Y. Wong, Lilian S. C. Woo

Consultant: David M. Lamb

BERMUDA | BRITISH VIRGIN ISLANDS | CAYMAN ISLANDS

2.	ASSUMPTIONS

We have assumed:

2.1.	the genuineness and authenticity of all signatures and the conformity to the originals of all copies (whether or not certified) examined by us and the authenticity and completeness of the originals from which such copies were taken;

2.2.	that where a document has been examined by us in draft form, it will be or has been executed and/or filed in the form of that draft, and where a number of drafts of a document have been examined by us all changes thereto have been marked or otherwise drawn to our attention;

2.3.	the accuracy and completeness of all factual representations made in the Registration Statement and other documents reviewed by us;

2.4.	that the Resolutions were passed at one or more duly convened, constituted and quorate meetings or by unanimous written resolutions, will remain in full force and effect and will not be rescinded or amended;

2.5.	that there is no provision of the law of any jurisdiction, other than the Cayman Islands, which would have any implication in relation to the opinions expressed herein;

2.6.	that upon issue of any Class A Ordinary Shares to be sold by the Company, the Company will receive consideration for the full issue price thereof which shall be equal to at least the par value thereof; and

2.7.	the validity and binding effect under the laws of the United States of America of the Registration Statement and that the Registration Statement will be duly filed with the Commission.

3.	QUALIFICATIONS

We have made no investigation of and express no opinion in relation to the laws of any jurisdiction other than the Cayman Islands. This opinion is to be governed by and construed in accordance with the laws of the Cayman Islands and is limited to and is given on the basis of the current law and practice in the Cayman Islands.

4.	OPINION

On the basis of and subject to the foregoing, we are of the opinion that:

4.1.	The Company is duly incorporated and existing under the laws of the Cayman Islands.

4.2.	Based solely on our review of the Listing M&As, the Company has an authorised share capital of US$1,000,000 divided into US$1,000,000 divided into 40,000,000,000 shares with a par value of US$0.000025 each comprising of (a) 36,000,000,000 Class A Ordinary Shares with a par value of US$0.000025 each, and (b) 4,000,000,000 Class B Ordinary Shares with a par value of US$0.000025 each.

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4.3.	The Company has taken all corporate action required to authorise the allotment and issue of the IPO Shares. When issued and paid for as contemplated by the Registration Statement, the IPO Shares will be validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

4.4.	Based solely on our review of the register of members of the Company certified by the secretary of the Company on 8 September 2025, as at 8 September 2025, Hintech Solutions Limited was the registered holder of 7,017,983 Class A Ordinary Shares and 1,000,000 Class B Ordinary Shares with a par value of US$0.000025 each.and such Class A Ordinary Shares and Class B Ordinary Shares are validly issued, fully paid and non-assessable (which term when used herein means that no further sums are required to be paid by the holders thereof in connection with the issue of such shares).

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the references to our firm under the captions “Enforcement of Civil Liabilities” and “Legal Matters” in the prospectus forming a part of the Registration Statement. In giving this consent, we do not hereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the Rules and Regulations of the Commission promulgated thereunder.

Yours faithfully,

Conyers Dill & Pearman

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